LETTER OF CONSENT
                        RE: AUDITED FINANCIAL INFORMATION




         We hereby consent to the incorporation by reference of our report as of December 31, 1999 relating to the audited financial statements of WatchOut! Inc. that are included in the Form 10-KSB for the year ended December 31, 1999, in the August 30, 2000 filing of WatchOut! Inc. on Form S-8.

Michael Johnson & Company, LLC

/S/ MICHAEL JOHNSON
------------------------
By: Michael Johnson, CPA
9175 East Kenyon Avenue, Suite 100
Denver, CO 80237
Telephone: (303)796-0099
Facsimile: (303) 796-0137